UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 10, 2010, the Confidential First Renewal License Agreement for the Wii Console (EEA, Australia, and New Zealand) (“Agreement”) was fully executed by and among THQ Inc. (“THQ” or the “Registrant”), certain of Registrant’s subsidiaries and Nintendo Co., Ltd. (“Nintendo”).  The Agreement is effective as of October 30, 2009 and grants the Registrant the right to use certain of Nintendo’s intellectual property to develop games for manufacture, advertising, marketing and sale for the Wii console in all countries within the European Economic Area, Australia, New Zealand, Russia, South Africa, Switzerland and Turkey in accordance with the terms of the Agreement.  Nintendo charges the Registrant certain amounts under its current pricing schedule in connection with the ordering and manufacturing of games licensed under the Agreement.  Nintendo has the right to approve each game, including packaging, all printed materials and all marketing materials.

Pursuant to the Agreement, the Registrant must indemnify Nintendo with respect to all loss, liability and expense resulting from any claim against Nintendo involving the breach of any of the provisions of the Agreement; any third party claims for intellectual property infringement (other than claims based solely upon Nintendo’s intellectual property); any claims of or in connection with any personal or bodily injury (including death) or property damage arising out of or in connection with the design, development, advertising, marketing, sale or use of any games THQ publishes for the Wii; or the design, development, advertising, marketing, sale, or use of the Registrant’s games or marketing materials.

The term of the Agreement is three (3) years.  Subject to a cure period, the Agreement may be terminated prior to the end of the term upon written notice by either Nintendo or THQ in the event of a breach or default by the other party.  The Agreement may also be terminated if the Registrant makes an assignment for the benefit of creditors, becomes insolvent, files a petition for bankruptcy, acquiesces to any involuntary bankruptcy petition or otherwise ceases to do business; or if Registrant materially breaches its NDA or any other license agreement with Nintendo with respect to Nintendo’s game systems.  Upon termination of the Agreement for other than the Registrant’s breach or default, the Registrant has a period of 180 days to sell any existing product inventory remaining as of the date of termination.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of the Registrant’s breach or default, the Registrant must immediately cease marketing and distribution of the games and destroy any remaining inventory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: March 12, 2010		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs and Corporate Secretary